EXHIBIT 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES FIRST QUARTER 2014 RESULTS

VERO BEACH, Fla. (May 13, 2014) – Bimini Capital Management, Inc. (OTCBB:BMNM), a real estate investment trust ("REIT"), today announced results of operations for the three-month period ended March 31, 2014. Discussions related to the “Company” refer to the consolidated entity, including Bimini Capital, our wholly-owned subsidiaries, and our consolidated VIE, Orchid Island Capital, Inc. (“Orchid”).  References to “Bimini Capital,” the “parent”, and the “registrant” refer to Bimini Capital Management, Inc. as a separate entity.

First Quarter 2014 Highlights

•	Net income of $2.4 million attributed to Bimini Capital, or $0.20 per common share
•	Book value per share of $0.28
•	MBS portfolio remains 100% invested in agency MBS
•	Company to discuss results on Wednesday, May 14, 2014, at 10:00 AM ET

Orchid Island Capital

On February 20, 2013, Orchid completed its initial public offering (“IPO”), selling 2,360,000 shares of its common stock for proceeds of $35.4 million.  During the three months ended March 31, 2014, Orchid completed two secondary offerings of its common stock.  Subsequent to Orchid’s IPO and as of March 31, 2014, management has concluded, pursuant to generally accepted accounting principles, that Orchid is a variable interest entity (“VIE”) because Orchid’s equity holders lack the ability through voting rights to make decisions about the activities that have a significant effect on the success of Orchid.  Management has also concluded that Bimini Capital is the primary beneficiary of Orchid because, under the management agreement between Bimini Advisors, LLC (“Bimini Advisors”), a wholly-owned subsidiary of Bimini, and Orchid, Bimini Capital has the power to direct the activities of Orchid that most significantly impact its economic performance.  As a result, subsequent to Orchid’s IPO and through March 31, 2014, the Company has continued to consolidate Orchid in its consolidated financial statements even though, as of March 31, 2014, Bimini owned 11.4% of the outstanding common stock of Orchid.

The noncontrolling interests reported in the Company’s consolidated financial statements represent the portion of equity ownership in Orchid held by stockholders other than Bimini Capital.  Noncontrolling interests in Orchid are presented in the equity section of the consolidated balance sheets, separate from equity attributed to Bimini Capital.  Net income of Orchid is allocated between the noncontrolling interests and to Bimini Capital in proportion to their relative ownership interests in Orchid.

The consolidation of Orchid’s assets and liabilities with those of Bimini Capital and its wholly-owned subsidiaries gives the appearance of a much larger organization. However, the assets recognized as a result of consolidating Orchid do not represent additional assets that could be used to satisfy claims against Bimini Capital’s assets, nor do they represent amounts that are available to be distributed to Bimini Capital’s stockholders. Conversely, liabilities recognized as a result of consolidating Orchid do not represent additional claims on Bimini Capital’s assets; rather, they represent claims against the assets of Orchid.  In addition to the presentation of the Company’s consolidated portfolio activities, we have also provided additional discussion related to the portfolio activities of Bimini Capital on its own.  We believe that this “parent-only” information along with the consolidated presentation provides useful information to the shareholders of Bimini Capital.

Details of First Quarter 2014 Results of Operations

Selected unaudited consolidated and parent-only results for the three month period ended March 31, 2014 are presented in the table below.

(in thousands)
	Consolidated	Parent-Only
Net income	$2,369	$2,369
Net portfolio interest income	3,418	47
Net gains on mortgage-backed securities	2,638	186
Net losses on derivative instruments	(1,717)	(24)
Audit, legal and other professional fees	400	242
Compensation and related benefits	446	142
Other operating, general and administrative expenses	510	189
Income tax benefit	(2,157)	-
Fair value adjustments on retained interests in securitizations	194	-

Capital Allocation and Return on Invested Capital

The Company allocates capital between two MBS sub-portfolios, the pass-through MBS portfolio (“PT MBS”) and the structured MBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities.  The tables below detail the changes to the respective sub-portfolios during the quarter for both the consolidated Company and the parent-only.
Portfolio Activity for the Quarter (Consolidated)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - December 31, 2013	$363,302,440	$20,442,615	$5,595,903	$26,038,518	$389,340,958
Securities Purchased	563,449,929	17,876,998	6,407,041	24,284,039	587,733,968
Securities Sold	(155,112,062)	-	-	-	(155,112,062)
Gain on Sale	1,069,356	-	-	-	1,069,356
Return on Investment	n/a	(2,622,339)	(678,599)	(3,300,938)	(3,300,938)
Pay-downs	(7,759,239)	n/a	n/a	n/a	(7,759,239)
Premium Lost Due to Pay-downs	(354,208)	n/a	n/a	n/a	(354,208)
Mark to Market Gains (Losses)	1,181,990	1,030,829	(290,300)	740,529	1,922,519
Market Value - March 31, 2014	$765,778,206	$36,728,103	$11,034,045	$47,762,148	$813,540,354

Portfolio Activity for the Quarter (Parent-Only)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - December 31, 2013	$36,327,269	$1,236,803	$554,376	$1,791,179	$38,118,448
Securities Purchased	41,981,978	-	-	-	41,981,978
Securities Sold	(13,814,767)	-	-	-	(13,814,767)
Gain on Sale	158,038	-	-	-	158,038
Return on Investment	n/a	(259,689)	(55,018)	(314,707)	(314,707)
Pay-downs	(374,459)	n/a	n/a	n/a	(374,459)
Premium Lost Due to Pay-downs	(10,458)	n/a	n/a	n/a	(10,458)
Mark to Market Gains (Losses)	34,403	69,553	(65,175)	4,378	38,781
Market Value - March 31, 2014	$64,302,004	$1,046,667	$434,183	$1,480,850	$65,782,854

The tables below present the allocation of capital between the respective portfolios at March 31, 2014 and December 31, 2013, and the return on invested capital for each sub-portfolio for the three-month period ended March 31, 2014.   Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

On a consolidated basis, the returns on invested capital in the PT MBS and structured MBS portfolios were approximately 18.9% and 0.0%, respectively, for the first quarter of 2014.  The combined portfolio generated a return on invested capital of approximately 9.1%.  Due to the two secondary offerings completed by Orchid during the quarter ended March 31, 2014, the capital allocated to the respective portfolios increased by over 100%.  Accordingly, returns generated based on the beginning of period capital should be viewed in light of the significant increase in capital during the quarter.  We have added the return on average capital deployed to address this issue.

For parent-only, the returns on invested capital in the PT MBS and structured MBS portfolios were approximately 11.3% and (6.3)%, respectively, for the first quarter of 2014.  The combined portfolio generated a return on invested capital of approximately 6.8%.

Capital Allocation (Consolidated)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
March 31, 2014
Market Value	$765,778,206	$36,728,103	$11,034,045	$47,762,148	$813,540,354
Cash equivalents and restricted cash(1)(2)	11,258,906	-	-	-	11,258,906
Repurchase Agreement Obligations(3)	(712,619,584)	-	-	-	(712,619,584)
Total	$64,417,528	$36,728,103	$11,034,045	$47,762,148	$112,179,676
% of Total	57.4%	32.8%	9.8%	42.6%	100.0%
December 31, 2013
Market Value	$363,302,440	$20,442,615	$5,595,903	$26,038,518	$389,340,958
Cash equivalents and restricted cash(2)	14,404,916	-	-	-	14,404,916
Repurchase Agreement Obligations(3)	(353,396,075)	-	-	-	(353,396,075)
Total	$24,311,281	$20,442,615	$5,595,903	$26,038,518	$50,349,799
% of Total	48.3%	40.6%	11.1%	51.7%	100.0%

(1)	At March 31, 2014, total cash has been reduced by unsettled security purchases of approximately $39.5 million.
(2)	Amount excludes restricted cash of $102,830 and $111,540 at March 31, 2014 and December 31, 2013, respectively, related to trust preferred debt funding hedges.
(3)
At March 31, 2014, there were outstanding repurchase agreement balances of $6.0 million and $5.4 million secured by interest-only and inverse interest-only securities, respectively.  At December 31, 2013, there were outstanding repurchase agreement balances of $3.6 million and $3.0 million secured by interest-only and inverse interest-only securities, respectively.  We entered into these arrangements to generate additional cash to invest in pass-through MBS strategy; therefore we have not considered these balances to be allocated to the structured securities strategy.

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Capital Allocation (Parent-Only)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
March 31, 2014
Market Value	$64,302,004	$1,046,667	$434,183	$1,480,850	$65,782,854
Cash equivalents and restricted cash(1)	3,047,437	-	-	-	3,047,437
Repurchase Agreement Obligations	(61,373,239)	-	-	-	(61,373,239)
Total	$5,976,202	$1,046,667	$434,183	$1,480,850	$7,457,052
% of Total	80.1%	14.0%	5.8%	19.9%	100.0%
December 31, 2013
Market Value	$36,327,269	$1,236,803	$554,376	$1,791,179	$38,118,448
Cash equivalents and restricted cash(1)	3,739,647	-	-	-	3,739,647
Repurchase Agreement Obligations	(34,839,021)	-	-	-	(34,839,021)
Total	$5,227,895	$1,236,803	$554,376	$1,791,179	$7,019,074
% of Total	74.5%	17.6%	7.9%	25.5%	100.0%

(1)	Amount excludes restricted cash of $102,830 and $111,540 at March 31, 2014 and December 31, 2013, respectively, related to trust preferred debt funding hedges.

Returns for the Quarter (Consolidated)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income / (loss) (net of repo cost)	$4,397,279	$(860,681)	$125,074	$(735,607)	$3,661,672
Realized and unrealized gains (losses)	1,897,138	1,030,829	(290,300)	740,529	2,637,667
Hedge losses(1)	(1,693,292)	n/a	n/a	n/a	(1,693,292)
Total Return	$4,601,125	$170,148	$(165,226)	$4,922	$4,606,047
Beginning Capital Allocation	$24,311,281	$20,442,615	$5,595,903	$26,038,518	$50,349,799
Return on Invested Capital for the Quarter(2)	18.9%	0.8%	(3.0)%	0.0%	9.1%
Average Capital Allocation(3)	$44,364,405	$28,585,359	$8,314,974	$36,900,333	$81,264,738
Return on Average Invested Capital for the Quarter(4)	10.4%	0.6%	(2.0)%	0.0%	5.7%

Returns for the Quarter (Parent-Only)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income (loss) (net of repo cost)	$406,438	$(123,785)	$7,240	$(116,545)	$289,893
Realized and unrealized gains (losses)	181,983	69,553	(65,175)	4,378	186,361
Total Return	$588,421	$(54,232)	$(57,935)	$(112,167)	$476,254
Beginning Capital Allocation	$5,227,895	$1,236,803	$554,376	$1,791,179	$7,019,074
Return on Invested Capital for the Quarter(2)	11.3%	(4.4)%	(10.5)%	(6.3)%	6.8%

(1)	Excludes losses of approximately $24,000 associated with trust preferred funding hedges.
(2)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.
(3)	Calculated using two data points, the Beginning and Ending Capital Allocation balances.
(4)	Calculated by dividing the Total Return by the Average Capital Allocation, expressed as a percentage.

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Prepayments

For the quarter, the Company received approximately $11.1 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 9.8% for the first quarter of 2014.  The parent received approximately $0.7 million in scheduled and unscheduled principal repayments and prepayments, which equated to a CPR of approximately 13.7% for the first quarter of 2014.  Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):

	Consolidated			Parent-Only
	PT	Structured		PT	Structured
	MBS Sub-	MBS Sub-	Total	MBS Sub-	MBS Sub-	Total
Three Months Ended,	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio
March 31, 2014	3.9	16.0	9.8	1.4	19.7	13.7
December 31, 2013	5.1	19.2	11.0	4.2	21.8	14.3
September 30, 2013	7.1	30.1	15.1	11.7	33.7	24.8
June 30, 2013	7.2	33.0	19.5	12.2	39.7	31.6
March 31, 2013	12.7	32.6	23.9	20.6	32.3	28.8

Portfolio (Consolidated)

The following tables summarize the consolidated MBS portfolio as of March 31, 2014 and 2013:

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
March 31, 2014
Adjustable Rate MBS	$4,697	0.6%	4.10%	242	1-Sep-35	1.93	10.16%	2.00%
Fixed Rate MBS	684,558	84.1%	4.26%	310	1-Apr-44	NA	NA	NA
Hybrid Adjustable Rate MBS	76,523	9.4%	2.57%	347	1-Aug-43	106.03	7.57%	1.99%
Total PT MBS	765,778	94.1%	4.09%	313	1-Apr-44	100.00	7.72%	1.99%
Interest-Only Securities	36,728	4.5%	4.30%	267	15-Dec-40	NA	NA	NA
Inverse Interest-Only Securities	11,034	1.4%	6.03%	308	15-Dec-40	NA	2.56%	NA
Total Structured MBS	47,762	5.9%	4.70%	276	15-Dec-40	NA	NA	NA
Total Mortgage Assets	$813,540	100.0%	4.12%	311	1-Apr-44	NA	NA	NA
December 31, 2013
Adjustable Rate MBS	$5,334	1.4%	3.92%	247	1-Sep-35	3.77	10.13%	2.00%
Fixed Rate MBS	267,481	68.7%	3.99%	314	1-Dec-43	NA	NA	NA
Hybrid Adjustable Rate MBS	90,487	23.2%	2.61%	349	1-Aug-43	108.23	7.61%	1.99%
Total PT MBS	363,302	93.3%	3.65%	322	1-Dec-43	102.41	7.75%	1.99%
Interest-Only Securities	20,443	5.3%	4.36%	262	25-Nov-40	NA	NA	NA
Inverse Interest-Only Securities	5,596	1.4%	5.91%	316	15-Dec-40	NA	6.07%	NA
Total Structured MBS	26,039	6.7%	4.69%	274	15-Dec-40	NA	NA	NA
Total Mortgage Assets	$389,341	100.0%	3.72%	318	1-Dec-43	NA	NA	NA

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($ in thousands)
	March 31, 2014		December 31, 2013
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$439,911	54.07%	$236,660	60.78%
Freddie Mac	347,693	42.74%	133,689	34.34%
Ginnie Mae	25,936	3.19%	18,992	4.88%
Total Portfolio	$813,540	100.00%	$389,341	100.00%

Entire Portfolio	March 31, 2014	December 31, 2013
Weighted Average Pass Through Purchase Price	$106.57	$105.64
Weighted Average Structured Purchase Price	$9.01	$7.52
Weighted Average Pass Through Current Price	$105.88	$102.71
Weighted Average Structured Current Price	$13.02	$12.15
Effective Duration (1)	3.881	4.116

(1)
Effective duration is the approximate percentage change in price for a 100 basis point change in rates.  An effective duration of 3.881 indicates that an interest rate increase of 1.0% would be expected to cause a 3.881% decrease in the value of the MBS in the Company’s investment portfolio at March 31, 2014.  An effective duration of 4.116 indicates that an interest rate increase of 1.0% would be expected to cause a 4.116% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2013. These figures include the structured securities in the portfolio but not the effect of the Company’s funding cost hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Portfolio (Parent-Only)

The following tables summarize the parent-only MBS portfolio as of March 31, 2014 and December 31, 2013:

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
March 31, 2014
Fixed Rate MBS	$63,629	96.7%	4.10%	308	1-Mar-44	n/a	n/a	n/a
Hybrid Adjustable Rate MBS	673	1.0%	4.00%	334	20-Jan-42	36.03	9.00%	1.00%
Total Mortgage-backed Pass-through	64,302	97.7%	4.10%	308	1-Mar-44	36.03	9.00%	1.00%
Interest-Only Securities	1,047	1.6%	3.76%	287	25-Dec-39	n/a	n/a	n/a
Inverse Interest-Only Securities	434	0.7%	5.82%	302	25-Nov-40	n/a	5.98%	n/a
Total Structured MBS	1,481	2.3%	4.36%	291	25-Nov-40	n/a	n/a	n/a
Total Mortgage Assets	$65,783	100.0%	4.11%	308	1-Mar-44	n/a	n/a	n/a
December 31, 2013
Fixed Rate MBS	$21,957	57.6%	3.35%	215	1-May-43	n/a	n/a	n/a
Hybrid Adjustable Rate MBS	14,370	37.7%	2.92%	344	1-Sep-42	100.99	7.92%	1.95%
Total Mortgage-backed Pass-through	36,327	95.3%	3.18%	266	1-May-43	100.99	7.92%	1.95%
Interest-Only Securities	1,237	3.2%	3.85%	287	25-Dec-39	n/a	n/a	n/a
Inverse Interest-Only Securities	554	1.5%	5.82%	305	25-Nov-40	n/a	5.99%	n/a
Total Structured MBS	1,791	4.7%	4.46%	293	25-Nov-40	n/a	n/a	n/a
Total Mortgage Assets	$38,118	100.0%	3.24%	267	1-May-43	n/a	n/a	n/a

($ in thousands)
	March 31, 2014		December 31, 2013
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$20,612	31.33%	$25,598	67.15%
Freddie Mac	44,499	67.65%	11,847	31.08%
Ginnie Mae	672	1.02%	673	1.77%
Total Portfolio	$65,783	100.00%	$38,118	100.0%

Entire Portfolio	March 31, 2014	December 31, 2013
Weighted Average Pass Through Purchase Price	$106.97	$105.93
Weighted Average Structured Purchase Price	$3.58	$3.58
Weighted Average Pass Through Current Price	$105.75	$101.67
Weighted Average Structured Current Price	$3.36	$3.73
Effective Duration (1)	4.439	3.453

(1)
Effective duration is the approximate percentage change in price for a 100 basis point change in rates.  An effective duration of 4.439 indicates that an interest rate increase of 1.0% would be expected to cause a 4.439% decrease in the value of the MBS in the Parent’s investment portfolio at March 31, 2014.  An effective duration of 3.453 indicates that an interest rate increase of 1.0% would be expected to cause a 3.453% decrease in the value of the MBS in the Parent’s investment portfolio at December 31, 2013. These figures include the structured securities in the portfolio but not the effect of the Parent’s funding cost hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of March 31, 2014, the Company had outstanding repurchase obligations of approximately $712.6 million with a net weighted average borrowing rate of 0.35%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $756.2 million.  The Company’s leverage ratio at March 31, 2014 was 7.5 to 1, excluding the $39.5 million of payable for unsettled securities purchased at March 31, 2014.  At March 31, 2014, the Company’s liquidity was approximately $67.1 million, consisting of unpledged MBS (excluding the value of the unsettled purchases) and cash and cash equivalents.

As of March 31, 2014, the Parent had outstanding repurchase obligations of approximately $61.4 million with a net weighted average borrowing rate of 0.36%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $64.5 million.  At March 31, 2014, the Parent’s liquidity was approximately $4.5 million, consisting of unpledged MBS and cash and cash equivalents.

To enhance our liquidity further, we may pledge more of our structured MBS as part of a repurchase agreement funding, but retain cash in lieu of acquiring additional assets.  In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.

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Below is a listing of outstanding borrowings under repurchase obligations at March 31, 2014.

($ in thousands)
Repurchase Agreement Obligations (Consolidated)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	(in Days)
Citigroup Global Markets, Inc.	$154,732	21.7%	0.36%	$10,099	19
Cantor Fitzgerald & Co.	80,889	11.4%	0.34%	4,265	19
Goldman Sachs & Co.	68,871	9.7%	0.36%	3,873	23
CRT Capital Group, LLC	64,183	9.0%	0.35%	3,521	61
Mitsubishi UFJ Securities (USA), Inc.	59,896	8.4%	0.33%	3,265	31
South Street Securities, LLC	53,238	7.5%	0.34%	2,587	14
Suntrust Robinson Humphrey, Inc.	52,810	7.4%	0.34%	2,957	9
Mizuho Securities USA, Inc.	42,142	5.9%	0.45%	4,910	12
KGS - Alpha Capital Markets, L.P.	38,055	5.3%	0.33%	2,524	30
Morgan Stanley & Co. LLC	36,822	5.2%	0.36%	2,660	43
JVB Financial Group, LLC	27,947	3.9%	0.37%	1,583	22
ED&F Man Capital Markets Inc.	24,702	3.5%	0.32%	1,435	16
Other	8,333	1.1%	0.36%	327	8
	$712,620	100.0%	0.35%	$44,006	24

($ in thousands)
Repurchase Agreement Obligations (Parent-Only)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	(in Days)
JVB Financial Group, LLC	$27,947	45.6%	0.37%	$1,584	22
Suntrust Robinson Humphrey, Inc.	12,857	20.9%	0.34%	612	2
South Street Securities, LLC	12,236	19.9%	0.34%	597	14
Other	8,333	13.6%	0.36%	327	8
	$61,373	100.0%	0.36%	$3,120	14

(1)	Equal to the fair value of securities sold plus accrued interest receivable and cash posted as collateral, minus the sum of repurchase agreement liabilities and accrued interest payable.

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding and also its junior subordinated notes by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under GAAP, and as such all gains or losses on these instruments are reflected in earnings for all periods presented.  As of March 31, 2014, such instruments were comprised of Eurodollar futures contracts and an interest rate swaption agreement.

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The tables below present information related to outstanding Eurodollar futures contracts at March 31, 2014.

($ in thousands)
Eurodollar Futures Positions (Consolidated)
	Repurchase Agreement Funding Hedges			Junior Subordinated Debt Funding Hedges
	Weighted	Average		Weighted	Average
	Average	Contract		Average	Contract
	LIBOR	Notional	Open	LIBOR	Notional	Open
Expiration Year	Rate	Amount	Equity(1)	Rate	Amount	Equity(1)
2014	0.32%	$400,000	$(211)	0.28%	$26,000	$(328)
2015	0.78%	400,000	(264)	0.78%	26,000	(181)
2016	1.90%	400,000	1,354	1.75%	26,000	11
2017	2.85%	400,000	1,777	-	-	-
2018	3.44%	350,000	797	-	-	-
Totals / Weighted Average	2.01%	390,625	$3,453	0.92%	26,000	$(498)

($ in thousands)
Eurodollar Futures Positions (Parent-Only)
	Repurchase Agreement Funding Hedges			Junior Subordinated Debt Funding Hedges
	Weighted	Average		Weighted	Average
	Average	Contract		Average	Contract
	LIBOR	Notional	Open	LIBOR	Notional	Open
Expiration Year	Rate	Amount	Equity	Rate	Amount	Equity(1)
2014	-	$-	$-	0.28%	$26,000	$(328)
2015	-	-	-	0.78%	26,000	(181)
2016	-	-	-	1.75%	26,000	11
Total / Weighted Average	-		$-	0.92%	26,000	$(498)

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions.

The table below presents information related to the Company’s interest rate swaption position at March 31, 2014.

($ in thousands)
	Option			Underlying Swap
					Fixed	Receive
		Fair	Months to	Notional	Pay	Rate	Term
Expiration	Cost	Value	Expiration	Amount	Rate	(LIBOR)	(Years)
≤ 1 year	$1,705	$1,549	12	$100,000	2.53%	3 Month	5

Dividends

During the three months ended March 31, 2014, Bimini Capital made no dividend distributions.  All distributions are made at the discretion of Bimini Capital’s Board of Directors and will depend on its results of operations, financial condition, maintenance of REIT status, availability of net operating losses and other factors that may be deemed relevant.  In August 2011, Bimini Capital announced that it would suspend its quarterly dividend and no distributions have been made since.  Bimini Capital continues to evaluate its dividend payment policy.   However, as more fully described below, due to net operating losses incurred in prior periods, it is unlikely to declare and pay dividends to stockholders until such net operating losses have been consumed.

REIT Taxable Income and Net Operating Losses

REIT taxable income (loss) is a term that describes Bimini Capital's operating results calculated in accordance with rules and regulations promulgated pursuant to the Internal Revenue Code. Bimini Capital’s REIT taxable income (loss) is computed differently from net income or loss as computed in accordance with generally accepted accounting principles (GAAP) as reported in its consolidated financial statements. Depending on the number and size of the various items or transactions being accounted for differently, the differences between REIT taxable income or loss and GAAP net income or loss can be substantial and each item can affect several reporting periods. Generally, these items are timing or temporary differences between years; for example, an item that may be a deduction for GAAP net income/loss in the current year may not be a deduction for REIT taxable income/loss until a later year.

In order to maintain its qualification as a REIT, Bimini Capital is generally required (among other things) to annually distribute dividends to its stockholders in an amount at least equal to 90% of its REIT taxable income. Additionally, as a REIT, Bimini Capital may be subject to a federal excise tax if it distributes less than 85% of its REIT taxable income by the end of the calendar year. Accordingly, Bimini Capital’s dividends are generally based on REIT taxable income, as determined for federal income tax purposes, as opposed to its net income computed in accordance with GAAP.  Dividends are paid if, when, and as declared by the Board of Directors.

As described above, a REIT may be subject to a federal excise tax if it distributes less than 85% of its REIT taxable income by the end of a calendar year.  In calculating the amount of excise tax payable in a given year, if any, Bimini Capital reduces REIT taxable income by distributions made to stockholders in the form of dividends and/or net operating losses (“NOL’s”) carried-over from prior years, to the extent any are available.  Since income subject to excise tax is REIT taxable income less qualifying dividends and the application of NOL’s, if a REIT has sufficient NOL’s it could apply such NOL’s against its taxable income and avoid excise taxes without paying qualifying dividends to stockholders.  Accordingly, if in future periods Bimini Capital has taxable income, it can avoid the obligation to pay excise taxes by applying the estimated $17.9 million of NOL’s available as of December 31, 2013 against such taxable income until the NOL’s are exhausted in lieu of making distributions to stockholders.  Further, Bimini Capital could avoid the obligation to pay excise taxes through a combination of qualifying dividends and the application of NOL’s.  In any case, future distributions to stockholders are expected to be less than REIT taxable income until the existing NOL’s are consumed.

Book Value Per Share

The Company's Book Value Per Share at March 31, 2014 was $0.28.  The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At March 31, 2014, the Company's consolidated equity was $98.5 million inclusive of noncontrolling interests of $95.2 million, with 12,267,651 Class A Common shares outstanding.

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Management Commentary

Commenting on the first quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, “The events that unfolded in 2013, starting with the initial hints by the Federal Reserve in the late spring of 2013 that they would begin to taper their asset purchases, and ending with the December 2013 announcement of the reduced purchases beginning in January 2014, resulted in interest rates at the end of 2013 well above the levels seen at the beginning of the year.  Prices of most fixed rate mortgage backed securities were down sharply on the year, premiums for call protected securities collapsed and prepayment speeds slowed appreciably - with the mortgage bankers refinancing index falling from over 5,000 late in 2012 to under 1,500 in December of 2013.  Harsh winter weather conditions are widely considered to have led to depressed economic data around year end and into the first quarter of 2014.  The weak economic data observed caused the market to rally sharply in January as the yield on the ten year treasury rallied from just over 3.0% at year-end 2013 to under 2.60% in early February.  Since then the market has settled into a well-defined range as the yield of the ten year note has hovered between 2.60% and 2.80% for the past 15 weeks.  Volatility in the market has come off as expected and prepayment speeds – as measured by the MBS conventional refinancing index - have stayed at or below 1,500 all year.  This leads to a very conducive market for MBS investing and coupon clipping.  This has occurred in the face of reduced purchases by the Federal Reserve.  With refinancing activity very low, supply of MBS has decreased accordingly and the reduced demand on the part of the Federal Reserve has not had the impact on MBS spreads many feared.  With the ultimate end of MBS purchases by the Federal Reserve clearly in sight, most multi-sector fixed income investors are underweight in their allocations to Agency MBS. The resulting selling has had some impact on MBS spreads, as the conventional 30 year fixed rate current coupon mortgage trades at a wider spread to 10 year swaps than it did at the beginning of the year.  However, the reduced supply of MBS has kept this spread from widening further.  Market participants are currently split on what the eventual end of Federal Reserve purchases will mean for MBS prices, but we think the current underweight by multi-sector fixed income investors will lead to buying when and if MBS spreads widen as Federal Reserve purchases stop.  Accordingly, we do not anticipate meaningful widening absent another external event.

 “Turning now to the results for the quarter, our performance is dominated by the results of Orchid Island Capital. As you know, Bimini had invested $15 million of our capital into Orchid prior to its IPO in February 2013.  The Orchid portfolio is managed in the same manner and with the same focus as the Bimini portfolio.  Orchid completed two capital raises during the first quarter of 2014 and now the portfolio and results of Orchid dominate our reported results even more.  At March 31, 2014, $747.8 million of the $813.5 million MBS portfolio belongs to Orchid. For the quarter, Orchid generated approximately $3.6 million of the $5.3 million consolidated net income, of which approximately $3.0 million is attributable to non-controlling interests. As the external manager of Orchid, Bimini, through Bimini Advisors, earned approximately $0.3 million of management fees.  However, under GAAP these fees are eliminated in consolidation.

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“With respect to the portfolio of Bimini, we added to the pass-through sub-portfolio and it increased from $36.3 million at December 31, 2013 to $64.3 million at March 31, 2014.  We purchased fixed rate, 30 year MBS with a value of $42.0 million and sold hybrid ARMS with a market value of $13.8 million.  The capital allocation to the pass-through sub-portfolio is now 80.1% versus 74.5% at December 31, 2013.  Also, fixed rate MBS now comprise 96.7% of our MBS assets.  There were no purchases or sales of structured securities.  Run-off of the structured securities portfolio was approximately $0.3 million for the quarter ended March 31, 2014.  As for returns, with rates decreasing over the course of the quarter the realized and unrealized gains for the combined portfolio were a positive $0.2 million.  Our structured securities, owing to their still high prepayment rates, generated negative interest income, as they have since fall 2012. The pass-through sub-portfolio generated an 11.3% return for the quarter and the structured portfolio generated a negative return for the quarter of (6.3%). The two portfolios combined generated a positive return on invested capital of 6.8% for the quarter – not annualized. With respect to the balance of our results, the retained interests of our former mortgage company were marked up by approximately $0.2 million for the quarter.  We also recorded an income tax benefit of $2.2 million, primarily due to the release of the valuation allowance on deferred tax assets of our wholly-owned TRS, Bimini Advisors, the manager of Orchid.  The valuation allowances were released due to increases in our taxable income projections of Bimini Advisors as a result of Orchid’s two capital raises during the first quarter of 2014, thereby increasing the likelihood Bimini Advisors will be able to utilize the deferred tax assets.  Please see note 12 to the financial statements in our Form 10-Q for a full description of this deferred tax benefit.

Going forward we anticipate prepayment speeds will remain low and rates to gradually increase as the economy recovers.  The curve is likely to continue to flatten as the market anticipates the eventual beginning of rate increases by the Federal Reserve.”

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Summarized Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of March 31, 2014, and December 31,  2013, and the unaudited consolidated statements of operations for the calendar quarters ended March 31, 2014 and 2013.  Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited - Amounts Subject To Change)

	March 31, 2014	December 31, 2013
ASSETS
Mortgage-backed securities	$813,540,354	$389,340,958
Cash equivalents and restricted cash	50,864,430	14,516,457
Accrued interest receivable	3,140,646	1,720,726
Retained interests	1,855,034	2,530,834
Derivative assets	1,548,521	-
Deferred tax assets, net	2,179,626	-
Other assets	6,560,740	6,418,671
Total Assets	$879,689,351	$414,527,646

LIABILITIES AND EQUITY
Repurchase agreements	$712,619,584	$353,396,075
Junior subordinated notes	26,804,440	26,804,440
Payable for unsettled securities purchased	39,502,694	-
Other liabilities	2,213,844	968,715
Total Liabilities	781,140,562	381,169,230
Stockholders' equity	3,382,975	1,743,573
Noncontrolling interests	95,165,814	31,614,843
Total Equity	98,548,789	33,358,416
Total Liabilities and Equity	$879,689,351	$414,527,646
Class A Common Shares outstanding	12,267,651	11,509,756
Book value per share	$0.28	$0.15

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - Amounts Subject to Change)

	Three Months Ended
	March 31,
	2014	2013
Interest income	$4,116,012	$1,526,161
Interest expense	(454,340)	(246,706)
Net interest income, before interest on junior subordinated notes	3,661,672	1,279,455
Interest expense on junior subordinated notes	(243,182)	(247,198)
Net interest income	3,418,490	1,032,257
Gains (losses)	920,650	(887,688)
Net portfolio income	4,339,140	144,569
Other income	183,562	1,982,347
Expenses	1,356,891	4,300,681
Net income (loss) before income tax (benefit) provision	3,165,811	(2,173,765)
Income tax (benefit) provision	(2,157,359)	36,000
Net income (loss)	5,323,170	(2,209,765)
Net income attributed to noncontrolling interests	2,953,959	560,985
Net income (loss) attributed to Bimini Capital stockholders	$2,369,211	$(2,770,750)

Basic and Diluted Net Income (Loss) Per Share of:
CLASS A COMMON STOCK	$0.20	$(0.26)
CLASS B COMMON STOCK	$0.20	$(0.26)

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Summarized Parent-Only Financial Statements

The following is a summarized presentation of the unaudited parent-only balance sheets as of March 31, 2014 and December 31, 2013, and the unaudited quarterly results of operations for the calendar quarters ended March 31, 2014 and 2013.  In the parent-only financial statements, the investment in subsidiaries is stated at cost plus equity in undistributed earnings of subsidiaries since the original date of the Parent’s investments.  The Parent’s share of net income of its unconsolidated subsidiaries is included in the income statement presentation using the equity method.  Parent-only financial statements are not considered a valid substitute for consolidated financial statements under U.S. GAAP and therefore should be read in conjunction with the Company’s consolidated financial statements.  Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
BALANCE SHEETS
(Parent-Only)
(Unaudited - Subject to Change)

	March 31, 2014	December 31, 2013
ASSETS
Mortgage-backed securities	$65,782,854	$38,118,447
Cash equivalents and restricted cash	3,150,267	3,851,187
Accrued interest receivable	265,227	161,289
Investment in subsidiaries and due from subsidiaries	17,838,817	17,126,602
Other assets	4,774,640	4,822,267
Total Assets	$91,811,805	$64,079,792

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$61,373,239	$34,839,021
Junior subordinated notes	26,804,440	26,804,440
Other liabilities	251,151	692,758
Total Liabilities	88,428,830	62,336,219
Stockholders' Equity	3,382,975	1,743,573
Total Liabilities and Stockholders' Equity	$91,811,805	$64,079,792

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BIMINI CAPITAL MANAGEMENT, INC.
STATEMENTS OF OPERATIONS
(Parent-Only)
(Unaudited - Subject to Change)

	Three Months Ended
	March 31,
	2014	2013
Interest income	$333,390	$112,904
Interest expense	(43,497)	(45,285)
Net interest income, before interest on junior subordinated notes	289,893	67,618
Interest expense on junior subordinated notes	(243,182)	(247,198)
Net interest income (expense)	46,711	(179,579)
Portfolio gains (losses)	162,636	(474,527)
Net portfolio income (deficiency)	209,347	(654,107)
Equity in earnings (losses) of subsidiaries	2,732,175	(1,294,185)
Other income	-	35,300
Expenses	(572,311)	(857,757)
Net income (loss)	$2,369,211	$(2,770,749)

	Consolidated		Parent-Only
	Three Months Ended March 31,		Three Months Ended March 31,
Key Balance Sheet Metrics	2014	2013	2014	2013
Average MBS(1)	$601,440,656	$286,226,206	$51,950,650	$48,406,281
Average repurchase agreements(1)	533,007,830	252,762,522	48,106,130	42,569,000
Average stockholders' equity(1)	65,953,603	19,963,052	2,563,274	2,280,978

Key Performance Metrics
Average yield on MBS(2)	2.74%	2.13%	2.57%	0.93%
Average cost of funds(2)	0.34%	0.39%	0.36%	0.43%
Average economic cost of funds(3)	0.44%	0.58%	1.24%	0.96%
Average interest rate spread(4)	2.40%	1.74%	2.21%	0.50%
Average economic interest rate spread(5)	2.30%	1.55%	1.33%	(0.03)%

(1)	Average MBS, repurchase agreements and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)
Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(3)	Represents interest cost of our borrowings and effect of Eurodollar futures contracts hedges attributed to the period related to hedging activities, divided by average repurchase agreements.
(4)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on MBS.
(5)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on MBS.

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About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. is a REIT that invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Wednesday, May 14, 2014, at 10:00 AM ET. The conference call may be accessed by dialing toll free (877) 312-5414.  International callers dial (408) 940-3877.  The conference passcode is 45278435.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.biminicapital.com , and an audio archive of the webcast will be available for approximately one year.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com